    As filed with the Securities and Exchange Commission on March 27, 1995.
                                                Registration No. 33-___________

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ____________________

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             ____________________

                            AURORA ELECTRONICS, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                   75-1539534
  -------------------------------                 -------------------
  (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)                  Identification No.)


                          2030 Main Street, Suite 1120
                           Irvine, California  92714

          (Address of principal executive offices, including zip code)


                             ____________________

                            AURORA ELECTRONICS, INC.

                       1995 EMPLOYEE STOCK PURCHASE PLAN

                              (Full title of Plan)

                             ____________________


            Jim C. Cowart                       Copy to: Alan J. Bogdanow
 Chairman and Chief Executive Officer             Hughes & Luce, L.L.P.
       Aurora Electronics, Inc.                    2800 Bank One Center
     2030 Main Street, Suite 1120                    1717 Main Street
      Irvine, California 92714                    Dallas, Texas 75201
          (714) 660-1232
(Name, address and telephone number,
including area code, of agent for service)



                             ____________________



                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------
           Title of              Amount        Proposed Maximum      Proposed Maximum       Amount of
          Securities             to be          Offering Price          Aggregate          Registration
         to be Registered      Registered(1)     Per Share(2)        Offering Price(2)         Fee(3)
---------------------------------------------------------------------------------------------------------
        Common Stock,           350,000          $3.5625               $1,250,869           $431.30
        $.03 par value
---------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of Registrant's Common Stock, $.03 par value (the "Common Stock"), as may become issuable pursuant to the antidilution provisions of the Registrant's 1995 Employee Stock Purchase Plan (the "Plan").

(2) The offering price for shares of Common Stock under the Plan is 85% of the lesser of the last sale price of the shares on (a) the date on which a participant in the Plan is granted an option to purchase the shares or (b) the date on which the participant is deemed to have exercised his or her option to purchase the shares. The offering price for shares not subject to options on the date hereof and shares subject to options on the date hereof but for which the offering price is not known, $3.5625 per share, has been estimated solely for the purpose of computing the registration fee on the basis of the high and the low prices paid for a share of the Common Stock on March 21, 1995, as reported on the American Stock Exchange, all in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The offering price for shares subject to options on the date hereof for which the offering price is known is 85% of the last sale price of the Common Stock on December 30, 1994.

(3) The registration fee consists of $14.68 payable with respect to 10,832 shares subject to options on the date hereof at an offering price of $3.93125 per share, plus $416.62 payable with respect to 339,168 shares that are not subject to options on the date hereof and shares subject to options on the date hereof but for which the offering price is not known.



                             ____________________

                                EXPLANATORY NOTE

    This Registration Statement has been filed pursuant to General Instruction A on Form S-8 to register 350,000 shares of Common Stock offered pursuant to the 1995 Employee Stock Purchase Plan (the "Plan") of Aurora Electronics, Inc. (the "Registrant" or the "Company").


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant incorporates by reference in this Registration Statement the following documents, which have been filed previously with the Securities and Exchange Commission (the "Commission"):

              (a) Annual Report on Form 10-K for the fiscal year ended September 30, 1994, dated January 5, 1995, which contains audited financial statements of the Company for the fiscal year ended September 30, 1994, as amended by Amendment No. 1 on Form 10-K/A dated February 6, 1995 (collectively referred to herein as the "1994 10-K").

              (b)  All other reports filed by the Registrant pursuant to
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the 1994 10-K (including Amendments No. 1 and 2 to each of the Quarterly Reports on Form 10-Q for the quarters ended December 31, 1993, March 31, 1994 and June 30, 1994 dated January 5, 1995 and February 6, 1995, respectively, and the Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 dated February 14, 1995).

              (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated February 14, 1983, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Restated Certificate of Incorporation and Bylaws, as amended to date, provide for indemnification to officers and directors of the Company to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). The Company's Restated Certificate of Incorporation provides, consistent with the provisions of the DGCL, that no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of Title 8 of the DGCL nor does it apply with respect to any liability in which the director (i) has breached his duty of loyalty to the Company and its stockholders, (ii) does not act in good faith or, in failing to act, does not act in good faith,
(iii) has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) has derived an improper personal benefit.

         Pursuant to the provisions of Section 145 of the DGCL, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

         To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of actions referred to therein, such person is entitled, pursuant to Section 145, to indemnification as described above.

         The Company has entered into indemnity agreements with each of its directors. Each such Indemnification Agreement provides for indemnification of directors of the Company to the fullest extent permitted by the DGCL and additionally permits advancing attorneys' fees and all other costs, expenses, obligations, fines and losses, paid or incurred by a director generally in connection with the investigation, defense or other participation in any threatened, pending or completed action, suit or proceeding or any inquiry or investigation thereof, whether conducted by or on behalf of the Company or any other party. If it is later determined that the director is or was not entitled to indemnification under applicable law, the Company is entitled to reimbursement by the director.

         The Indemnification Agreements further provide that in the event of a change in control of the Company, then with respect to all matters thereafter arising concerning the rights of directors to indemnity payments and expense advances, all determinations regarding excludable claims will be made only by a court of competent jurisdiction or by a special independent legal counsel selected by the director and approved by the Company.

         To the extent the board of directors or the stockholders of the Company may in the future wish to limit or repeal the ability of the Company to indemnify directors, such repeal or limitation may not be effective as to directors who are currently parties to the Indemnification Agreements, because their rights to full protection are contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors of the Company.

         The Company also provides customary indemnification of all of the officers and directors of the Company pursuant to an insurance policy with a third party insurer.

         Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on page E-1 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 22, 1995.

                                         AURORA ELECTRONICS, INC.



                                         By:  /s/ Jim C. Cowart
                                              Jim C. Cowart,
                                              Chairman and
                                              Chief Executive Officer

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Jim C. Cowart and John P. Grazer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 22, 1995:



          Signature                                  Title
         /s/ Jim C. Cowart                    Chairman, Chief Executive Officer
             Jim C. Cowart                     and Director (Principal
                                               Executive Officer)


         /s/ John P. Grazer                   Chief Financial Officer and
             John P. Grazer                    Senior Vice President-
                                               Finance and Administration
                                               (Principal Financial and
                                               Accounting Officer)


        /s/ Robert G. Allison                 Director
            Robert G. Allison


         /s/ Harvey B. Cash                    Director
             Harvey B. Cash


         /s/ Amin J. Khoury                    Director
             Amin J. Khoury


         /s/ David A. Lahar                    Director
             David A. Lahar

         /s/ William H. Watkins, Jr.           Director
             William H. Watkins, Jr.

                                    EXHIBIT INDEX



                                                                                                              Sequentially
         Exhibit                                                                                                Numbered
         Number                                Description of Exhibit                                            Page
         ------                                ----------------------                                        ------------
         4.1                           The Restated Certificate of                                               - -
                                       Incorporation of the Registrant, as
                                       amended (incorporated by reference to
                                       Exhibit 3.1 of the Registrant's
                                       Transition Report on Form 10-K for the
                                       transition period ended September 30,
                                       1992)

         4.2                           Bylaws of the Registrant, as amended
                                       (incorporated by reference to Exhibit
                                       4.2 of the Registrant's Registration
                                       Statement on Form S-8 dated May 27,                                       - -
                                       1994)

     **  5.1                           Opinion of Hughes & Luce, L.L.P.
                                       regarding validity of the Common Stock

      **23.1                           Consent of Hughes & Luce, L.L.P.
                                       (Contained in Exhibit 5.1)

      **23.2                           Consent of Arthur Andersen LLP

      **24.1                           Power of Attorney (Set forth on the
                                       signature page of this Registration
                                       Statement)

     ** 99.1                           Aurora Electronics, Inc. 1995 Employee
                                       Stock Purchase Plan

____________________

**  Filed herewith.




                                      E-1